Exhibit 99.1

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2022

THIRD-QUARTER OPERATING RESULTS

•	Reported net sales increased 2.9 percent year-over-year to $1.6 billion, and internal sales increased 4.3 percent.
•	Drove adjusted operating margin improvement of 70 bps in the Dental segment and 10 bps in the Animal Health segment.
•	Delivered third-quarter GAAP earnings of $0.58 per diluted share and adjusted earnings[1] of $0.55 per diluted share.
•	Raised fiscal 2022 GAAP earnings guidance range to $1.86 to $1.91 per diluted share and adjusted earnings[1] guidance range to $2.08 to $2.13 per diluted share.

St. Paul, Minn. — March 2, 2022 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.6 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 29, 2022, an increase of 2.9 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships and contributions from recent acquisitions, increased 4.3 percent over the prior year.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2022 was $57.0 million, or $0.58 per diluted share, compared to $48.8 million, or $0.50 per diluted share, in the third quarter of fiscal 2021. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization and gains on investments, totaled $54.2 million for the third quarter of fiscal 2022, or $0.55 per diluted share, compared to $55.8 million in the same quarter of fiscal 2021, or $0.58 per diluted share. The year-over-year increase in reported net income attributable to Patterson Companies, Inc. is related to an investment gain in the current quarter. The year-over-year decrease in adjusted net income attributable to Patterson Companies, Inc. is primarily due to an effective tax rate that was 450 bps lower in the prior year period.

“Patterson is successfully navigating a dynamic end market environment and delivered solid top-line growth and gross margin expansion during the third quarter that builds on our strong performance during the year ago period,” said Mark Walchirk, President and CEO of Patterson Companies. “We also drove adjusted operating margin improvement in both our Dental and Animal Health segments through our continued focus on improving our product mix and efficiently serving customers. We are again raising our adjusted EPS guidance expectations for fiscal 2022 to reflect our confidence in the continued momentum of our business and the positive fundamentals in our end markets.”

Patterson Dental

Reported net sales in our Dental segment for the third quarter of fiscal 2022 were $650.6 million. Internal sales increased 0.1 percent compared to the fiscal 2021 third quarter. Internal sales of consumables declined 1.8 percent year-over-year primarily due to the expected moderation of infection control products compared to the pandemic-related performance in the year-ago period and the impact from the Omicron variant during the quarter. Excluding infection control products, internal sales of consumables increased 3.6 percent over the prior year period. Compared to the pre-pandemic period of the third quarter of fiscal 2020, consumables internal sales increased 11.6 percent. Equipment sales increased 1.6 percent year-over-year driven by strong performance in CAD/CAM and digital technology products, partially offset by lower sales of core equipment due to continued supply chain challenges. Internal sales of value added services increased 4.1 percent year-over-year driven by higher sales of software and service offerings.

Patterson Animal Health

Reported net sales in our Animal Health segment for the third quarter of fiscal 2022 were $944.8 million. Internal sales growth of 8.2 percent was driven by the sixth straight quarter of double-digit growth in companion animal and continued growth in production

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

animal. Within the Animal Health segment, consumables grew 7.8 percent, equipment and software increased 19.2 percent and sales of value added services grew 18.0 percent over the prior year period.

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2022, Patterson Companies used $834.1 million of cash from operating activities and collected deferred purchase price receivables of $918.4 million, generating $84.2 million in cash, compared to generating $29.6 million during the first nine months of fiscal 2021. Free cash flow1 (see definition below and attached free cash flow table) during the first nine months of fiscal 2022 improved by $49.2 million compared to the fiscal 2021 period due to a decreased level of working capital during fiscal 2022.

In the third quarter of fiscal 2022, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.3 million in cash dividends to shareholders. Through the first nine months of fiscal 2022, Patterson Companies has returned $75.7 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2022 totaled $4.9 billion, an 11.7 percent year-over-year increase. Sales in the first nine months of fiscal 2022 reflected an extra week of sales results in the fiscal first quarter versus the prior year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022, increased 10.6 percent compared to the first nine months of fiscal 2021. Through the first nine months of fiscal 2022, Dental segment internal sales increased 6.8 percent, including 8.3 percent growth in consumables and 5.3 percent growth in equipment and software. Through the first nine months of fiscal 2022, Animal Health segment internal sales increased 13.5 percent, including 12.9 percent growth in consumables and 32.5 percent growth in equipment and software.

Reported net income attributable to Patterson Companies, Inc. was $139.3 million, or $1.42 per diluted share, compared to a $127.2 million, or $1.32 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses totaled $153.3 million, or $1.56 per diluted share, compared to $148.4 million, or $1.54 per diluted share, in the year-ago period.

Fiscal 2022 Guidance

Patterson Companies today updated its fiscal 2022 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.86 to $1.91 per diluted share, compared to our prior guidance of $1.69 to $1.79 per diluted share.
•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.08 to $2.13 per diluted share, compared to our prior guidance of $2.00 to $2.10 per diluted share.
•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:
-	Gains on investments of approximately $75.3 million ($0.76 per diluted share).
-	Inventory donation charges of approximately $36.9 million ($0.37 per diluted share).
-	Deal amortization expenses of approximately $29.4 million ($0.30 per diluted share).
-	Legal reserves of approximately $27.5 million ($0.28 per diluted share).
-	Integration and business restructuring expenses of approximately $3.2 million ($0.03 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions, dispositions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions remain consistent with current market conditions and that there are no material adverse developments associated with the pandemic.

1Non-GAAP Financial Measures

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third-quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Third-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2022 third-quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2022 third-quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic and measures taken in response thereto; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers to manufacture and supply substantially all of the products we sell; the risk of the products we sell becoming obsolete or containing undetected errors; adverse changes in supplier rebates; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring and disposing of assets or other businesses and the risks inherent in integrating acquired businesses; our ability to comply with restrictive covenants in our credit agreement; our dependence on leadership development and succession planning; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive and consolidating dental and animal health supply markets in which we compete; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, and other factors outside our control; risks from the formation of GPOs, provider networks and buying groups that may shift purchasing decisions and place us at a competitive disadvantage; increases in over-the-counter sales and e-commerce options for companion animal products or sales of companion animal products from non-veterinarian sources; change and uncertainty in the health care industry, including the effects of health care reform; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; public concern over the abuse of opioid medication in the U.S.; failure to comply with health care fraud or other laws and regulations; litigation risks, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with evolving data privacy laws and regulations; tax legislation; the risks inherent in international operations, including currency fluctuations; risks associated with information systems and cyber-security attacks; disruptions from our enterprise resource planning system; and the risk of being required to record significant impairment charges if our Dental segment’s goodwill or other intangible assets become impaired.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
Net sales	$1,596,596	$1,551,268	$4,860,633	$4,350,273
Gross profit	336,611	324,541	940,848	898,725
Operating expenses	275,778	262,860	856,684	725,466

Operating income	60,833	61,681	84,164	173,259
Other income (expense):
Gains on investments	13,092	—	100,919	—
Other income, net	6,186	4,323	14,413	9,580
Interest expense	(4,879)	(5,532)	(15,595)	(18,604)

Income before taxes	75,232	60,472	183,901	164,235
Income tax expense	18,657	11,905	45,586	37,640

Net income	56,575	48,567	138,315	126,595
Net loss attributable to noncontrolling interests	(431)	(192)	(1,017)	(631)

Net income attributable to Patterson Companies, Inc.	$57,006	$48,759	$139,332	$127,226

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.58	$0.51	$1.43	$1.33

Diluted	$0.58	$0.50	$1.42	$1.32

Weighted average shares:
Basic	97,471	95,734	97,213	95,472
Diluted	98,554	96,953	98,450	96,379
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 29, 2022	April 24, 2021
ASSETS
Current assets:
Cash and cash equivalents	$165,044	$143,244
Receivables, net	467,111	449,235
Inventory	868,728	736,778
Prepaid expenses and other current assets	289,548	286,672

Total current assets	1,790,431	1,615,929
Property and equipment, net	214,426	219,438
Operating lease right-of-use assets, net	71,817	77,217
Goodwill and identifiable intangibles, net	403,625	419,576
Long-term receivables, net and other	383,197	419,351

Total assets	$2,863,496	$2,751,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$715,544	$609,264
Other accrued liabilities	251,136	294,400
Operating lease liabilities	30,417	32,252
Current maturities of long-term debt	—	100,750
Borrowings on revolving credit	135,000	53,000

Total current liabilities	1,132,097	1,089,666
Long-term debt	488,353	487,545
Non-current operating lease liabilities	43,513	48,318
Other non-current liabilities	155,355	161,311

Total liabilities	1,819,318	1,786,840
Stockholders’ equity	1,044,178	964,671

Total liabilities and stockholders’ equity	$2,863,496	$2,751,511

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 29, 2022	January 23, 2021
Operating activities:
Net income	$138,315	$126,595

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	61,405	58,355
Gains on investments	(100,919)	—
Non-cash employee compensation	18,384	25,161
Non-cash losses (gains) and other, net	5,815	6,791
Change in assets and liabilities:
Receivables	(850,628)	(685,345)
Inventory	(132,689)	(12,506)
Accounts payable	110,862	(199,558)
Accrued liabilities	(49,296)	67,503
Other changes from operating activities, net	(35,388)	8,120

Net cash used in operating activities	(834,139)	(604,884)

Investing activities:
Additions to property and equipment	(26,488)	(21,101)
Collection of deferred purchase price receivables	918,354	634,499
Acquisitions, net of cash acquired	(19,793)	—
Sale of investments	74,346	396
Other investing activities	—	2,097

Net cash provided by investing activities	946,419	615,891

Financing activities:
Dividends paid	(75,746)	(50,077)
Payments on long-term debt	(100,750)	—
Draw on revolving credit	82,000	108,000
Other financing activities	4,030	2,139

Net cash (used in) provided by financing activities	(90,466)	60,062
Effect of exchange rate changes on cash	(14)	6,948

Net change in cash and cash equivalents	21,800	78,017
Cash and cash equivalents at beginning of period	143,244	77,944

Cash and cash equivalents at end of period	$165,044	$155,961

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 29, 2022	January 23, 2021[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other [2]	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,237,127	$1,199,102	3.2%	0.2%	—%	(2.0)%	5.0%
Equipment and software	276,446	266,628	3.7	0.1	—	—	3.6
Value-added services and other	83,023	85,538	(2.9)	0.1	—	(0.2)	(2.8)

Total	$1,596,596	$1,551,268	2.9%	0.2%	—%	(1.6)%	4.3%

Dental
Consumable	$337,192	$342,561	(1.6)%	0.2%	—%	—%	(1.8)%
Equipment and software	241,384	237,205	1.8	0.2	—	—	1.6
Value-added services and other	72,057	69,180	4.2	0.1	—	—	4.1

Total	$650,633	$648,946	0.3%	0.2%	—%	—%	0.1%

Animal Health
Consumable	$899,935	$856,541	5.1%	0.2%	—%	(2.9)%	7.8%
Equipment and software	35,062	29,423	19.2	—	—	—	19.2
Value-added services and other	9,777	8,383	16.6	0.2	—	(1.6)	18.0

Total	$944,774	$894,347	5.6%	0.2%	—%	(2.8)%	8.2%

Corporate
Value-added services and other	$1,189	$7,975	(85.1)%	—%	—%	—%	(85.1)%

Total	$1,189	$7,975	(85.1)%	—%	—%	—%	(85.1)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]

Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 29, 2022. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the three and nine months ended January 29, 2022.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 29, 2022	January 23, 2021[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other[2]	Internal Sales Growth
Nine Months Ended

Consolidated net sales
Consumable	$3,923,613	$3,485,669	12.6%	1.3%	2.8%	(3.2)%	11.7%
Equipment and software	683,711	616,286	10.9	0.6	2.0	—	8.3
Value-added services and other	253,309	248,318	2.0	0.8	1.9	(0.1)	(0.6)

Total	$4,860,633	$4,350,273	11.7%	1.1%	2.6%	(2.6)%	10.6%

Dental
Consumable	$1,070,422	$957,013	11.9%	0.7%	2.9%	—%	8.3%
Equipment and software	591,787	548,403	7.9	0.7	1.9	—	5.3
Value-added services and other	217,506	205,573	5.8	0.3	1.9	—	3.6

Total	$1,879,715	$1,710,989	9.9%	0.7%	2.4%	—%	6.8%

Animal Health
Consumable	$2,853,191	$2,528,656	12.8%	1.5%	2.8%	(4.4)%	12.9%
Equipment and software	91,924	67,883	35.4	—	2.9	—	32.5
Value-added services and other	29,916	24,138	23.9	5.3	3.4	(1.3)	16.5

Total	$2,975,031	$2,620,677	13.5%	1.5%	2.8%	(4.3)%	13.5%

Corporate
Value-added services and other	$5,887	$18,607	(68.4)%	—%	—%	—%	(68.4)%

Total	$5,887	$18,607	(68.4)%	—%	—%	—%	(68.4)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]

Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 29, 2022. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the three and nine months ended January 29, 2022.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
Operating income (loss)
Dental	$64,125	$61,291	$118,609	$172,017
Animal Health	23,420	20,615	73,360	55,605
Corporate	(26,712)	(20,225)	(107,805)	(54,363)

Total	$60,833	$61,681	$84,164	$173,259

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$60,833	$9,252	$—	$—	$—	$—	$70,085
Other income (expense), net	14,399	—	—	—	—	(13,092)	1,307

Income before taxes	75,232	9,252	—	—	—	(13,092)	71,392
Income tax expense	18,657	2,247	—	—	—	(3,273)	17,631

Net income	56,575	7,005	—	—	—	(9,819)	53,761
Net loss attributable to noncontrolling interests	(431)	—	—	—	—	—	(431)

Net income attributable to Patterson Companies, Inc.	$57,006	$7,005	$—	$—	$—	$(9,819)	$54,192

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.58	$0.07	$—	$—	$—	$(0.10)	$0.55

Operating income as a % of sales	3.8%						4.4%
Effective tax rate	24.8%						24.7%

For the three months ended January 23, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$61,681	$9,238	$—	$—	$—	$—	$70,919
Other income (expense), net	(1,209)	—	—	—	—	—	(1,209)

Income before taxes	60,472	9,238	—	—	—	—	69,710
Income tax expense	11,905	2,196	—	—	—	—	14,101

Net income	48,567	7,042	—	—	—	—	55,609
Net loss attributable to noncontrolling interests	(192)	—	—	—	—	—	(192)

Net income attributable to Patterson Companies, Inc.	$48,759	$7,042	$—	$—	$—	$—	$55,801

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.50	$0.07	$—	$—	$—	$—	$0.58

Operating income as a % of sales	4.0%						4.6%
Effective tax rate	19.7%						20.2%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$84,164	$28,407	$4,245	$36,000	$49,194	$—	$202,010
Other income (expense), net	99,737	—	—	—	—	(100,919)	(1,182)

Income before taxes	183,901	28,407	4,245	36,000	49,194	(100,919)	200,828
Income tax expense	45,586	6,753	1,061	8,460	12,308	(25,669)	48,499

Net income	138,315	21,654	3,184	27,540	36,886	(75,250)	152,329
Net loss attributable to noncontrolling interests	(1,017)	—	—	—	—	—	(1,017)

Net income attributable to Patterson Companies, Inc.	$139,332	$21,654	$3,184	$27,540	$36,886	$(75,250)	$153,346

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.42	$0.22	$0.03	$0.28	$0.37	$(0.76)	$1.56

Operating income as a % of sales	1.7%						4.2%
Effective tax rate	24.8%						24.1%

For the nine months ended January 23, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$173,259	$27,741	$—	$—	$—	$—	$201,000
Other income (expense), net	(9,024)	—	—	—	—	—	(9,024)

Income before taxes	164,235	27,741	—	—	—	—	191,976
Income tax expense	37,640	6,596	—	—	—	—	44,236

Net income	126,595	21,145	—	—	—	—	147,740
Net loss attributable to noncontrolling interests	(631)	—	—	—	—	—	(631)

Net income attributable to Patterson Companies, Inc.	$127,226	$21,145	$—	$—	$—	$—	$148,371

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.32	$0.22	$—	$—	$—	$—	$1.54

Operating income as a % of sales	4.0%						4.6%
Effective tax rate	22.9%						23.0%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended
	January 29, 2022	January 23, 2021
Net cash used in operating activities	$(834,139)	$(604,884)
Additions to property and equipment	(26,488)	(21,101)
Collection of deferred purchase price receivables	918,354	634,499

Free cash flow	$57,727	$8,514